Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Unifi, Inc.
Third Quarter Ended
March 28, 2010
Conference Call

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Cautionary Statement
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, changes in currency exchange rates, interest and inflation rates, changes in consumer spending, customer preferences, fashion trends and end-uses, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and the ability to sell excess assets. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Income Statement Highlights
(Amounts in thousands)
(Unaudited)

	For the Quarters Ended
	March 28, 2010	March 29, 2009
Net sales from continuing operations	$154,687	$119,094
Depreciation and amortization expense	6,485	6,984
Selling, general and administrative expense	11,252	9,507
Interest expense	5,697	5,879
Income (loss) from continuing operations before income taxes	2,708	(33,052)
Income (loss) from continuing operations	771	(32,951)
Net income (loss)	771	(32,996)

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Income Statement Highlights
(Amounts in thousands)
(Unaudited)

	For the Nine-Months Ended
	March 28, 2010	March 29, 2009
Net sales from continuing operations	$439,793	$413,830
Depreciation and amortization expense	19,829	24,375
Selling, general and administrative expense	34,568	29,356
Interest expense	16,412	17,592
Income (loss) from continuing operations before income taxes	10,809	(40,409)
Income (loss) from continuing operations	5,213	(42,807)
Net income (loss)	5,213	(42,740)

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Volume and Pricing Highlights
(Amounts in thousands, except percentages)
(Unaudited)

	Quarter over quarter		Year over year
	March 2010 vs. March 2009		March 2010 vs. March 2009
	Volume	Price	Volume	Price
Polyester	29.5%	2.3%	13.6%	-7.4%
Nylon	38.6%	-13.4%	5.7%	0.6%

Consolidated	30.6%	-0.7%	12.6%	-6.4%

	Quarter over trailing quarter
	March 2010 vs. December 2009
	Volume	Price
Polyester	7.1%	0.9%
Nylon	29.1%	-18.3%

Consolidated	9.6%	-0.8%

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Balance Sheet Highlights
(Amounts in thousands, except days in receivables/payables)
(Unaudited)

	March	December	September	June
	2010	2009	2009	2009
Cash	$52,496	$54,442	$55,700	$42,659

Restricted Cash-Domestic	—	—	—	—
Restricted Cash-Foreign Deposits	1,818	3,609	5,843	6,930

Total Restricted Cash	1,818	3,609	5,843	6,930

Total Cash	$54,314	$58,051	$61,543	$49,589

Short-Term Debt	$2,187	$3,977	$6,212	$6,845
Long-Term Debt	179,010	179,391	179,391	180,344

Total Debt	181,197	183,368	185,603	187,189

Net Debt	$126,883	$125,317	$124,060	$137,600

Equity	$255,273	$255,951	$256,508	$224,969

Net Working Capital (1)	$134,306	$128,872	$126,363	$126,151
Days in receivables	50	45	51	51
Days in payables	22	20	25	19

(1)	Includes only Accounts Receivable, Inventories, Accounts Payable, and Accrued Expenses; excludes discontinued operations

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Equity Affiliates Highlights
(Amounts in thousands, except percentages)
(Unaudited)

	Quarter Ended March 28, 2010		Year-To-Date March 28, 2010
	Earnings (Loss)	Distributions	Earnings (Loss)	Distributions
Parkdale America (34%)	$1,994	$—	$6,070	$1,611
Other	197	—	515	—
Intercompany Eliminations	(16)	—	(738)	—

Total	$2,175	$—	$5,847	$1,611

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Adjusted EBITDA Reconciliation
to Net Income
(Amounts in thousands)
(Unaudited)

	/----------------------Quarters Ended----------------------\			Year-To-Date
	September	December	March	March
	2009	2009	2010	2010
Net income	$2,489	$1,953	$771	$5,213
Provision for income taxes	2,535	1,124	1,937	5,596
Interest expense, net	4,746	4,389	4,922	14,057
Depreciation and amortization expense	6,696	6,648	6,485	19,829
Equity in earnings of unconsolidated affiliates	(2,063)	(1,609)	(2,175)	(5,847)
Non-cash compensation, net of distributions	770	846	683	2,299
(Gain) loss on sales or disposals of PP&E	(94)	37	1,010	953
Currency and hedging (gains) losses	13	(133)	61	(59)
Write down of long-lived assets	100	—	—	100
Gain on extinguishment of debt	(54)	—	—	(54)
Restructuring charges	—	—	254	254
Gain from sale of nitrogen credits	—	—	(1,400)	(1,400)
UCA startup costs	—	—	167	167

Adjusted EBITDA	$15,138	$13,255	$12,715	$41,108

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Non-GAAP
Financial Measures
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, interest expense, net, depreciation and amortization expense, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and hedging gains and losses, gain on extinguishment of debt, restructuring charges, gain from the sale of nitrogen credits and UCA startup costs. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.
     We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Unifi, Inc.
Third Qtr. Conf. Call
April 29, 2010
Non-GAAP
Financial Measures — continued
Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.